Exhibit 10.4

Non-Employee Director Compensation Summary

     For the 2005-2006 period, each non-employee director of Range Resources Corporation (the “Company”), other than the Chairman of the Board of Directors (the “Board”), shall receive the following compensation:

     1. Cash retainer fee of $35,000 per year, payable quarterly.

     2. Meeting fees of $1,000 for each Board meeting or meeting of a committee thereof, attended either in person or by telephone.

     3. Upon re-election to the Board at our annual meeting of stockholders on May 18, 2005, a grant of options to purchase 8,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) under the 2004 Non-Employee Directors Stock Option Plan. The options will have an exercise price equal to the market price of the Common Stock on May 18, 2005, be fully vested on the date of grant and have a term of five years.

     4. Upon a re-election to the Board at our annual meeting of stockholders on May 18, 2005, a grant of 2,500 fully vested shares of unregistered Common Stock or, at a director’s election, the cash equivalent (based upon the market price of the Common Stock on May 18, 2005) to be placed in the Company’s Deferred Compensation Plan for Directors and Select Employees (the “Deferred Compensation Plan”) for the account of each non-employee director.

     For the 2005-2006 period, the non-employee Chairman of the Board shall receive the following compensation:

     1. $100,000 per year payable quarterly in cash, one-half directly to such director and one-half placed in the Deferred Compensation Plan for such director’s account.

     2. Cash retainer fee of $35,000 per year, payable quarterly, to be placed in the Deferred Compensation Plan in for such director’s account.

     3. Meeting fees of $1,000 for each Board meeting or meeting of a committee thereof, attended either in person or by telephone.

     4. Upon re-election to the Board at our annual meeting of stockholders on May 18, 2005, a grant of options to purchase 8,000 shares of Common Stock under the 2004 Non-Employee Directors Stock Option Plan. The options will have an exercise price equal to the market price of the Common Stock on May 18, 2005, be fully vested on the date of grant and have a term of five years.

     5. Upon re-election to the Board at our annual meeting of stockholders on May 18, 2005, a grant of 2,500 fully vested shares of unregistered Common Stock or, at such director’s election, the cash equivalent (based upon the market price of the Common Stock on May 18, 2005) to be placed in the Deferred Compensation Plan for the account of such director.